UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 9, 2012

DLD GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27195	98-0117139
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

25 Fordham Drive
Buffalo, NY	14216
(Address of principal executive offices)	(Zip Code)

(716) 868-6789
(Registrant’s telephone number, including area code)

EWRX Internet Systems, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 – Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

EWRX Internet Systems, Inc., now known as DLD Group, Inc., a corporation organized under the laws of the State of Nevada (the “Company”), filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) to effectuate the name change of the Company from “EWRX Internet Systems, Inc.” to “DLD Group, Inc.” The Amendment was filed with and accepted by the Secretary of State for the State of Nevada on October 9, 2012.

The change in corporate name was authorized and approved by the Board of Directors in connection to the change of control that occurred on July 3, 2012 and to better reflect the Company’s future business operations.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

3.1	Certificate of Amendment to Articles of Incorporation as accepted by the Secretary of State for the State of Nevada on October 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DLD Group, Inc.

Dated: November 6, 2012	By:	/s/ Keren Zhao
	Name:	Keren Zhao
	Title:	Chief Executive Officer